                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                   Set forth below are certain subsidiaries of
                        E. I. du Pont de Nemours and Co.



         Name                                       Organized Under Laws Of
------------------------------------------          -----------------------
Acorn Leasing, L.L.C ......................          Delaware
Agar Cross S.A ............................          Argentina
Camtex Fabrics Ltd. .......................          United Kingdom
Christiana Insurance Limited ..............          Bermuda
Destination Realty, Inc. ..................          Delaware
DPC (Luxembourg) S.A.R.L ..................          Luxembourg
DSRB Ltda .................................          Brazil
DUKL Holdings Limited .....................          United Kingdom
DuPont Agrichemicals Caribe, Inc. .........          Puerto Rico
DuPont Agricultural Caribe Industries, Ltd.          Bermuda
DuPont Agricultural Chemicals Ltd. ........          China
DuPont Agro Hellas S.A ....................          Greece
DuPont Argentina, S.A .....................          Argentina
DuPont Asia Pacific, Ltd. .................          Delaware
DuPont (Australia) Ltd. ...................          Australia
DuPont Beteiligungs GmbH ..................          Austria
DuPont BVco BV ............................          Netherlands
DuPont Canada Inc. ........................          Canada
DuPont Capital Management Corporation .....          Delaware
DuPont Chemical and Energy Operations, Inc.          Delaware
DuPont China Holding Company Ltd. .........          China
DuPont China Limited ......................          Hong Kong
DuPont China Limited (U.S.) ...............          Delaware
DuPont Coatings SAS .......................          France
DuPont Conid S.p.A ........................          Delaware
DuPont Coordination Center N.V ............          Belgium
DuPont CZ, s.r.o ..........................          Czech Republic
DuPont DACI Beteiligungs GmbH .............          Austria
DuPont Danmark ApS ........................          Denmark
DuPont de Colombia, S.A ...................          Colombia
DuPont de Nemours and Company, L.L.C ......          Delaware
DuPont de Nemours (Belgium) BVBA ..........          Belgium
DuPont de Nemours (Deutschland) GmbH ......          Germany
DuPont de Nemours Development S.A .........          Switzerland
DuPont de Nemours (Flandre) S.A ...........          France
DuPont de Nemours (France) S.A.S ..........          France
DuPont de Nemours Groupe S.A.R.L ..........          France
DuPont de Nemours International S.A .......          Switzerland





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

         Name                                       Organized Under Laws Of
------------------------------------------          -----------------------
DuPont de Nemours Italiana S.r.l ................       Italy
DuPont de Nemours (Luxembourg) S.A.R.L ..........       Luxembourg
DuPont de Nemours (Nederland) B.V ...............       Netherlands
DuPont de Nemours Packaging S.A.S ...............       France
DuPont Delaware, Inc. ...........................       Delaware
DuPont Deutschland Holding GmbH & Co. ...........       Germany
DuPont Diagnostics, Inc. ........................       Delaware
DuPont do Brasil S.A ............................       Brazil
DuPont Eastern Europe BV ........................       Netherlands
DuPont Elastomers Inc. ..........................       Delaware
DuPont Electronic Materials, Inc. ...............       Delaware
DuPont Electronics Microcircuits Industries, Ltd.       Bermuda
DuPont Energy Company ...........................       Delaware
DuPont Engineering Products, S.A.R.L ............       Luxembourg
DuPont Environmental Remediation Services, Inc. .       Delaware
DuPont Far East, Inc.- Philippines ..............       Philippines
DuPont Far Eastern Petrochemicals Ltd. ..........       Taiwan
DuPont Feedstocks Company .......................       Delaware
DuPont Fibers (China) Ltd. ......................       China
DuPont Fibers (Shanghai) Ltd. ...................       China
DuPont Flandre Finance ..........................       France
DuPont Flooring Systems, Inc. ...................       Georgia
DuPont Foreign Sales Corporation ................       Virgin Islands
DuPont Global Operations, Inc. ..................       Delaware
DuPont Herberts Automotive Systems Service BVBA .       Belgium
DuPont Holdco Spain I, S.L ......................       Spain
DuPont Holdco Spain II, S.L .....................       Spain
DuPont Holographics, Inc. .......................       Utah
DuPont Hungary Kft ..............................       Hungary
DuPont Iberica, S.L .............................       Spain
DuPont India Ltd. ...............................       Delaware
DuPont International (Luxembourg) SCA ...........       Luxembourg
DuPont de Nemours International S.A. - S. Africa        South Africa
DuPont International Trading, Inc. ..............       Delaware
DuPont Kabushiki Kaisha .........................       Delaware
DuPont-Kansai Automotive Coatings Company .......       Delaware
DuPont KGA B.V ..................................       Netherlands
DuPont Khimprom .................................       Russia
DuPont (Korea), Inc. ............................       Republic of Korea
DuPont Medical Products, Inc. ...................       New York
DuPont Mexico S.A. de C.V .......................       Mexico
DuPont Netherlands, Inc. ........................       Delaware
DuPont (New Zealand) Limited ....................       New Zealand
DuPont NLCo B.V .................................       Netherlands
DuPont Operations Inc. ..........................       Delaware





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

         Name                                       Organized Under Laws Of
------------------------------------------          -----------------------
DuPont Operations (Luxembourg) S.A.R.L ...........      Luxembourg
DuPont Operations Worldwide, Inc. ................      Delaware
DuPont Orient Operations Ltd. ....................      Delaware
DuPont Performance Coatings Austria GmbH .........      Austria
DuPont Performance Coatings GmbH & Co. KG ........      Germany
DuPont Performance Coatings France SAS ...........      France
DuPont Performance Coatings Iberica, S.L .........      Spain
DuPont Performance Coatings, Inc. ................      Delaware
DuPont Performance Coatings Italia SrL ...........      Italy
DuPont Performance Coatings Nederland BV .........      Netherlands
DuPont Performance Coatings Polska Spolka z.o.o ..      Poland
DuPont Performance Coatings Pty. Ltd. ............      Australia
DuPont Performance Coatings Scandinavia AB .......      Sweden
DuPont Performance Coatings (Thailand) Ltd. ......      Thailand
DuPont Performance Coatings,Tintas e Vernizes, S.A      Portugal
DuPont Performance Coatings (U.K.) Ltd. ..........      United Kingdom
DuPont Pharma, Inc. ..............................      Delaware
DuPont Poland BV .................................      Netherlands
DuPont Poland Sp z.o.o ...........................      Poland
DuPont Polimeros Ltda ............................      Brazil
DuPont Polyester Europe Aps ......................      Denmark
DuPont Polymer Powders SARL ......................      Switzerland
DuPont Powder Coating Belgium N.V ................      Belgium
DuPont Powder Coatings Andina S.A ................      Colombia
DuPont Powder Coatings France SAS ................      France
DuPont Powder Coatings Iberica, S.L ..............      Spain
DuPont Powder Coatings Saudia Co. Ltd. ...........      Saudi Arabia
DuPont Powder Coatings Scandinavia AB ............      Sweden
DuPont Powder Coatings U.K. Ltd. .................      United Kingdom
DuPont Powder Coatings USA, Inc. .................      Texas
DuPont Protein Technologies International Inc. ...      Delaware
DuPont Pulverlack Deutschland GmbH & Co., KG .....      Germany
DuPont Qingdao Nylon Enterprise Ltd. .............      China
DuPont Quimica de Venezuela C.A ..................      Venezuela
DuPont Russia ....................................      Russia
DuPont S.A. de C.V. (DUPSA) ......................      Mexico
DuPont Scandinavia GmbH ..........................      Germany
DuPont Services B.V ..............................      Netherlands
DuPont Singapore Fibres Pte., Ltd. ...............      Singapore
DuPont Singapore Pte. Ltd. .......................      Singapore
DuPont Specialty Grains, L.L.C ...................      Iowa
DuPont Sverige AB ................................      Sweden
DuPont Taiwan Ltd. ...............................      Taiwan
DuPont (Thailand) Co. Ltd. .......................      Thailand






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

         Name                                          Organized Under Laws Of
------------------------------------------             -----------------------
DuPont Trading (Shanghai) Co., Ltd. ...............       China
DuPont Treasury Ltd. ..............................       United Kingdom
DuPont UK B.V .....................................       Netherlands
DuPont (U.K.) Investments .........................       United Kingdom
DuPont (U.K.) Ltd. ................................       United Kingdom
DuPont Vespel Parts and Shapes, Inc. ..............       Pennsylvania
DuPont Wirex Ltd. .................................       Taiwan
DuPont Yunmeng Protein Company Limited ............       China
E. I. DuPont India Ltd. ...........................       India
Electronic Materials DuPont Dongguan Ltd. .........       China
Equipamiento Industrial S.A .......................       Argentina
Helmstedter Lack-und Chemische Fabrik GmbH & Co. KG       Germany
Herberts America Inc. .............................       Texas
Herberts Huajia Chemicals & Powder Coatings Co. ...       China
Herberts Mexico S.A. de C.V .......................       Mexico
Herberts Plascon Pty. Ltd. ........................       South Africa
Herberts Powder Coatings (Malaysia) Sdb ...........       Malaysia
Holding DP, S.A. de C.V ...........................       Mexico
IDAC Belgium- EP Branch BVBA ......................       Belgium
Initiatives de Mexico, S.A. de C.V ................       Mexico
International Dioxcide, Inc. ......................       Rhode Island
Laurel NA, L.L.C ..................................       Delaware
Oval Securities, Inc. .............................       Delaware
Permatex GmbH .....................................       Germany
Permatex Italia S.r.l .............................       Italy
PG Assets, L.L.C ..................................       Delaware
Pioneer Hi-Bred International, Inc. ...............       Iowa
Pitt-Consol Chemical Company ......................       Delaware
Polar Vision ......................................       California
PolyGlobal Associates, L.L.C ......................       Delaware
Protein Technologies International, Inc. ..........       Missouri
PT DuPont Agricultural Products Indonesia .........       Indonesia
PT Herberts Indonesia .............................       Indonesia
Qualicon, Inc. ....................................       Delaware
Sentinel Transportation, L.L.C ....................       Delaware
Spies-Hecker, GmbH ................................       Switzerland
Sporting Goods Properties Inc. ....................       Delaware
Teodur B.V ........................................       Netherlands
Uniax Corporation .................................       California
Uniax LLC .........................................       Delaware
Verniplast S.A ....................................       Switzerland
Westrade RC, Inc. .................................       Texas



Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.



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